                                                                      EXHIBIT 11
                         RISCORP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE NET LOSS
               (in thousands, except share and per share amounts)


                                                                                              THREE MONTHS ENDED JUNE 30
                                                                                     ---------------------------------------------
                                                                                         1999                              1998
                                                                                     ------------                     ------------
                                                                                      (Unaudited)                      (Unaudited)
Net loss                                                                             $      3,369                     $      6,241
                                                                                     ============                     ============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,868,114                       36,868,114
     Restricted stock vested                                                              622,917                           48,611
                                                                                     ------------                     ------------
     Weighted average common shares outstanding - (basic)                              37,491,031                       36,916,725
                                                                                     ============                     ============

     Weighted average common and common share
           equivalents outstanding - (diluted)                                         37,491,031                       36,916,725
                                                                                     ============                     ============
Net loss per common share--basic                                                     $      (0.09)                    $      (0.17)
                                                                                     ============                     ============

Net loss per common share--diluted                                                   $      (0.09)                    $      (0.17)
                                                                                     ============                     ============

                                                                      EXHIBIT 11


                         RISCORP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE NET LOSS
               (in thousands, except share and per share amounts)


                                                                                          SIX MONTHS ENDED JUNE 30
                                                                                     ------------------------------------
                                                                                         1999                    1998
                                                                                     ------------            ------------
                                                                                      (Unaudited)             (Unaudited)
Net loss                                                                             $      4,208            $     15,563
                                                                                     ============            ============

Weighted average common and common share equivalents outstanding:

    Average number of common shares outstanding                                        36,868,114              36,868,114
    Restricted stock vested                                                               551,042                  24,306
                                                                                     ------------            ------------
    Weighted average common shares outstanding - (basic)                               37,419,156              36,892,420
                                                                                     ============            ============

    Weighted average common and common share
           equivalents outstanding - (diluted)                                         37,419,156              36,892,420
                                                                                     ============            ============
Net loss per common share--basic                                                     $      (0.11)           $      (0.42)
                                                                                     ============            ============

Net loss per common share--diluted                                                   $      (0.11)           $      (0.42)
                                                                                     ============            ============




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